UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C., 20549

--------------------------------------------------------------------------------

                                    Form 8-K

--------------------------------------------------------------------------------

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date Of Report (Date Of Earliest Event Reported): 8/25/2010

--------------------------------------------------------------------------------

                               PURESPECTRUM, INC.
             (Exact Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------

                       Commission File Number: 333-148158

            Delaware                                      41-2233202
(State or Other Jurisdiction Of                        (I.R.S. Employer
 Incorporation or Organization)                       Identification No.)

                               340 Eisenhower Dr.
                            Building 600, Suite 610
                            Savannah, Georgia 31406
          (Address of Principal Executive Offices, Including Zip Code)

                                  912-961-4980
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory of Certain Officers.

Effective August 25, 2010, the Directors of the Company, by a majority vote constituting a majority of the Directors of the Company, accepted the resignation of Chairman and Chief Executive Officer Lee L. Vanatta effective immediately.

Regarding the circumstances surrounding the acceptance of Mr. Vanatta's resignation, in March 2010, the registrant's former Chief Financial Officer, Gregory G. McLean, made allegations in a letter of resignation that the Directors believed merited investigation. Mr. Thomas J. Bellante, a partner in the auditing firm of Pender Newkirk & Company located in Jacksonville, Florida, confirmed in a telephone conference with the registrant's acting Audit Committee chairman William G. Garlen the need to thoroughly investigate the allegations. Subsequent to Mr. McLean's allegations, another former insider and a current shareholder, Tony Golden, made other serious allegations and publicly called for the registrant's Board of Directors to take action. The Directors immediately launched an investigation pertaining to company activities and sought information from management regarding the substance of the allegations raised by Messrs. McLean and Golden.

Due to the seriousness of the allegations and the need for confidentiality, the Directors did not feel it appropriate to directly contact either Mr. Golden or Mr. Mclean but believed that both individuals were acting as whistleblowers and had insider information not available to the Directors that was detrimental to shareholder value and company equity.

The Directors, collectively and in their respective capacities as the Audit Committee, Compensation Committee and outside legal counsel have continued to relentlessly pursue this investigation during the past four months. On August 19, 2010 the Directors made certain demands on the company's management to comply with full and complete disclosure. The Directors have unanimously reached the following conclusions regarding management:

- Management has continually failed to fully and truthfully comply with the Board's requests for information regarding the company's sales, revenue, payables or tax compliance;

-     Management has failed to fully disclose the company's financial condition;

- Management has repeatedly obligated the company to contracts, including leases, promissory notes and other obligations, knowing that the company has no ability to pay and without the prior knowledge or consent of the Board of Directors;

The Directors judge these actions by management to be malfeasance of duty and willful misconduct on behalf of management. Furthermore, the Directors find that management's repeated failure to deliver on any revenue or sales projections presented to the Board of Directors and refusal to engage in any significant cost-cutting measures to be gross and negligent mismanagement of company, and therefore, shareholder assets.

PureSpectrum is an insolvent company. It is likely that the Company will not continue operations. The Directors will use their best efforts to identify potential investors who might inject capital into the company in order to preserve some value for the company's shareholders and seek management that will cooperate promptly, fully and truthfully with any request for information made by such investors. There is no guarantee, however, that any such efforts will be successful.

--------------------------------------------------------------------------------

                                  Signature(s)

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      PureSpectrum, Inc.

Date: August 25, 2010                 By:  /S/ Gregory K. Clements
                                           -------------------------------------
                                           Name: Gregory K. Clements
                                           Title: Chief Financial Officer

--------------------------------------------------------------------------------